                           _______________ SHARES

                                 ZEBU, INC.

                                COMMON STOCK

                              ($0.01 PAR VALUE)

                        EQUITY UNDERWRITING AGREEMENT




                                                         _______________, 2000




Deutsche Banc Securities Inc.
U.S. Bancorp Piper Jaffray Inc.
Cochran, Caronia Securities LLC
As Representatives of the
   Several Underwriters
c/o Deutsche Banc Securities Inc.
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

         Zebu, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of __________ shares of the Company's common stock, $0.01 par value (the "Firm Shares"). The respective numbers of Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to __________ additional shares of the Company's common stock (the "Option Shares") as set forth below.

         As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

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         Deutsche Banc Securities Inc. ("Deutsche Banc") has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Deutsche Banc pursuant to the Directed Share Program are hereinafter referred to as the "Directed Shares." Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Underwriters as follows:

         (a) A registration statement on Form S-1 (File No. 333-______) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company has complied with the conditions for the use of Form S-1. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

         (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. SelectQuote Insurance Services, a California corporation and

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wholly-owned subsidiary of the Company ("SQIS"), has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. SQIS is the only subsidiary, direct or indirect, of the Company. The Company and SQIS are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification. All of the outstanding shares of capital stock of SQIS have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in SQIS are outstanding.

         (c) The outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated hereby will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of common stock.

         (d) The Agreement and Plan of Merger, dated December 23, 1999, and the Agreement and Plan of Reorganization, dated August 17, 1999 (collectively, the "Merger Agreements"), by and among SQIS, SelectTech, Inc., a Nevada corporation ("SelectTech"), the Company and SelectQuote Acquisition Sub, a California corporation ("SQAS"), have been duly authorized by all necessary action by the board of directors and stockholders of each of the parties thereto and have been duly executed and delivered by each of the parties thereto. The execution and delivery of the Merger Agreements and the consummation of the merger contemplated thereby (the "Merger") did not contravene (i) any provision of applicable law, (ii) the Articles of Incorporation or By-laws of SQIS, (iii) the Articles of Incorporation or By-laws of SelectTech, (iv) the Certificate of Incorporation or By-laws of the Company, (v) the Articles of Incorporation or By-laws of SQAS (vi) any agreement or other instrument binding upon the Company, SelectTech or SQIS that is material to the Company, SelectTech or SQIS and that is set forth as an exhibit to the Registration Statement (vii) any judgment or decree of any governmental body, agency or court having jurisdiction over the Company, SelectTech or SQIS, except for any such contravention that would not have a material adverse effect on the condition (financial or otherwise), business, results of operation or prospects of the Company and SQIS, taken as a whole. No consent, approval, authorization or order of qualification with any governmental body or agency was required for the performance by the Company, SelectTech or SQIS of its obligations under the Merger Agreements except such as were obtained. The Merger is effective under the laws of the State of California, the State of Delaware and the State of Nevada. Pursuant to the Merger Agreements, SQIS succeeded to all rights, privileges and obligations of SelectTech. The offer and sale of the securities issued in connection with the Merger were in compliance with the applicable federal and state securities laws. Neither the Merger Agreements nor the exchange of shares consummated in connection therewith

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(i) contravened, conflicted with or resulted in a material violation or breach of, or resulted in a default under, any provisions of any agreement or contract of SQIS, SelectTech, the Company or SQAS, except for any contravention, conflict, violation, breach or default which could not reasonably be expected to result in a material adverse effect on the Company and SQIS, taken as a whole; (ii) gave any person the right to (a) declare a default or exercise any remedy under any such agreement or contract, except where any such default or exercise of a remedy could not reasonably be expected to result in a material adverse effect on the Company and SQIS, taken as a whole, (b) accelerate the maturity or performance of any such agreement or contract, except where such acceleration could not reasonably be expected to result in a material adverse effect on the Company and SQIS, taken as a whole, or (c) cancel, terminate or modify any such contract, except where any such cancellation, termination or modification could not reasonably be expected to result in a material adverse effect on the Company and SQIS, taken as a whole; or (iii) resulted in the imposition or creation of any encumbrance upon or with respect to any of the shares of capital stock or the assets of the Company, except where such encumbrance would not result in a material adverse effect on the Company and SQIS, taken as a whole.

         (e) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

         (f) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Securities Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

         (g) The consolidated financial statements of each of SQIS and SelectTech, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of each of SQIS and SelectTech, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results

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for such periods have been made. The summary financial, operating and other statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of each of SQIS and SelectTech. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

         (h) Deloitte & Touche LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations.

         (i) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or SQIS before any court or administrative agency or otherwise which if determined adversely to the Company or SQIS might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of SQIS taken as a whole or to prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

         (j) Each of the Company and SQIS has good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. Each of the Company and SQIS occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

         (k) Each of the Company, SQIS and SelectTech has filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company, SQIS and SelectTech, and the Company does not know of any actual or proposed additional material tax assessments.

         (l) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and SQIS taken as a whole, whether or not occurring in the ordinary course of business, (ii) there

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has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or SQIS, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented, (iii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or SQIS, and (iv) neither the Company nor SQIS has purchased any of its outstanding capital stock nor declared, paid or made any dividend or other distribution on its capital stock of any class or series. The Company and SQIS have no material contingent obligations which are not disclosed in the financial statements of SQIS and SelectTech which are included in the Registration Statement.

         (m) Neither the Company nor SQIS is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Certificate of Incorporation or Articles of Incorporation, as applicable, or its By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the condition, financial or otherwise of the Company and SQIS, taken as a whole or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and SQIS taken as a whole. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or SQIS is a party, or of the Certificate of Incorporation or Articles of Incorporation, as applicable, or the By-Laws of the Company or SQIS, or any order, rule or regulation applicable to the Company or SQIS of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or SQIS.

         (n) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

         (o) Each of the Company and SQIS holds all material licenses, certificates and permits from governmental authorities which are necessary to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement; and, except as described in the Registration Statement (and any amendment or supplement thereto), neither the Company nor SQIS has to its knowledge infringed any patents issued prior to the Closing Date, trade names, trademarks or copyrights, which infringement is material to the business of the Company and SQIS, taken as a whole, as described in the Registration Statement. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company or SQIS. Each of the Company and SQIS owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the Registration Statement as owned or used by it or which are necessary for the conduct of its business as described in the Registration Statement, except as otherwise disclosed in the Registration Statement. To the best knowledge of the Company, except as disclosed in the Registration Statement, all such patents, patent rights, licenses, trademarks, service marks and copyrights are (i) valid and enforceable and
(ii) not being infringed by any third parties which infringement could, whether singly or in the aggregate, materially and adversely affect the business, properties, operations, condition (financial or otherwise), income, business prospects or results of operations of the Company and SQIS, taken as a whole, as presently being conducted or as proposed to be conducted in the Registration Statement. Except as disclosed in the Registration Statement, the Company has no knowledge of, nor has it received any notice of, infringement of or conflict with, asserted rights of others with respect to any patents issued prior to the Closing Date, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding could materially and adversely affect the business, properties, operations, condition (financial or otherwise), income, business prospects or results of operations of the Company and SQIS, taken as a whole, as presently being conducted or as proposed to be conducted in the Registration Statement.

         (p) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of common stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Rule 10b-6A under the Exchange Act.

         (q) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder; neither the Company nor SQIS is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, neither the Company nor SQIS will be, an "investment company" as such term is defined in the 1940 Act; and each of the Company, SQIS and SelectTech has in the past conducted, and each of the Company and SQIS intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and the rules and regulations thereunder.

         (r) Each of the Company and SQIS maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii)

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access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (s) Each of the Company and SQIS carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar business.

         (t) Each of the Company and SQIS is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or SQIS would have any liability; neither the Company nor SQIS has incurred nor expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or SQIS would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (u) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's or SQIS's officers, directors or securityholders, except as set forth in the Registration Statement or previously disclosed on NASD questionnaires provided to counsel for the Representatives.

         (v) Neither the Company, SQIS nor SelectTech has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and SQIS, taken as a whole.

         (w) Each of the Company and SQIS has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and SQIS, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and SQIS is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or SQIS; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and SQIS, taken as a whole.

         (x) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and SQIS, taken as a whole.

         (y) This Agreement has been duly authorized, executed and delivered by the Company.

         (z) No relationship, direct or indirect, exists between or among the Company or SQIS on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or SQIS on the other hand, which is required by the Securities Act to be described in the Registration Statement or the Prospectus which is not so described. The statements in the Registration Statement describing any such relationship, including without limitation any description of Innovative Information Group, Inc., a California corporation, and any other entity controlled by any director, officer, stockholder, customer or supplier of the Company, are accurate, complete and fair.

         (aa) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or SQIS before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or SQIS, or (iii) union representation question existing with respect to the employees of the Company or SQIS, except for such actions specified in clause (i), (ii) or (iii) above which, singly or in the aggregate, would not have a material adverse effect on the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or SQIS, taken as a whole. To the best of the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company or SQIS.

         (ab) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company, SQIS or SelectTech to or for the benefit of any of the officers or directors of the Company or SQIS, or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

         (ac) There are no issues related to the Company's or SQIS's preparedness for the Year 2000 that (i) are of a character required to be described or referred to in the Registration Statement or Prospectus by the Securities Act which have not been accurately described in the Registration Statement or Prospectus or (ii) might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and SQIS, taken as a whole, or that might materially affect their properties, assets or rights. All internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and each Constituent Component of those products of the Company and SQIS, by December 31, 1999, fully complied with the Year 2000 Qualification Requirements. "Year 2000 Qualification Requirements" means that the internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products of each Constituent Component (as defined below) of those products of the Company and SQIS (i) have been reviewed to confirm that they store, process (including sorting and performing mathematical operations, calculations and computations), input and output data containing date and information correctly regardless of whether the date contains dates and times before, on or after January 1, 2000, (ii) have been designated to ensure date and time entry recognition and calculations, and date data interface values that reflect the century, (iii) accurately manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, (iv) accurately process any date rollover, and (v) accept and respond to two-digit year date input in a manner that resolves any ambiguities as to the century. "Constituent Component" means all software (including operating systems, programs, packages and utilities), firmware, hardware, networking components and peripherals provided as part of the configuration. Each of the Company and SQIS has inquired of material vendors as to their preparedness for the Year 2000 and has disclosed in the Registration Statement or Prospectus any issues that might reasonably be expected to result in any material adverse change.

         (ad) The Company's common stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

         (ae) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

         (af) Each officer and director of the Company and SQIS and each beneficial owner of common stock of the Company listed on Schedule II hereto has agreed in writing that such person will not make any offering, sale, short sale or other disposition of any shares of common stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for common stock or derivative of common stock of the Company owned or hereafter acquired by such person or request the registration for the offer or sale of any of such shares of common stock (or as to which such person has the right to direct the disposition of), directly or indirectly, for a period of 180 days following the effective date of the Registration Statement, otherwise than (i) with the prior written consent of Deutsche Banc or (ii) in a distribution of shares of common stock to its respective partners, if a partnership, or by transfer to any affiliate of such person, including any trust, or to any other transferee in a private transaction not requiring registration under the Securities Act, or by any bona fide gift or pledge of such shares of common stock, provided that such partner, affiliate, trustee, donee or other transferee and/or lender or creditor acknowledges in writing that it is bound by these terms. Furthermore, each such person has also authorized the Company to cause the Company's transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of common stock and any securities convertible into or exercisable or exchangeable for common stock for which such person is the record holder and, in the case of any such shares or securities for which such person is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities. The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company, and of each of SQIS and SelectTech prior to the closing of the Merger, and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers, directors and the stockholders listed on Schedule II hereto have agreed to such or similar restrictions (the "Lock-up Agreements") presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Deutsche Banc.

         (ag) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.       PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

         (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

         (b) Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds by federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

         (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and
(ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than 3 nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to __________, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day) funds through the facilities of the Depository Trust Company in New York, New York.

3.       OFFERING BY THE UNDERWRITERS.

         It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.       COVENANTS OF THE COMPANY.

         The Company covenants and agrees with the several Underwriters that:

         (a) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

         (b) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

         (c) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

         (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the

Representatives during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

         (e) The Company will comply with the Securities Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

         (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

         (g) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

         (h) No offering, sale, short sale or other disposition of any shares of common stock of the Company or other securities convertible into or exchangeable or exercisable for shares of or derivative of common stock of the Company (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Banc.

         (i) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

         (j) The Company has caused each officer and director of the Company and each stockholder of the Company listed on Schedule II hereto to furnish to you, on or prior to the date of this Agreement, a letter or letters (a "Lockup Agreement"), in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of common stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for or derivative of the Company's common stock owned by such person (or as to which such person has the right to direct the disposition of) or request the registration for the offer or sale of any of the foregoing for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Deutsche Banc.

         (k) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

         (l) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the 1940 Act.

         (m) The Company will maintain a transfer agent and, if necessary under the laws of the State of Delaware, a registrar for the Common Stock.

         (n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         (o) The Company will not take, directly or indirectly, any action designated to cause or result in the filing of a registration statement on Form S-8 under the Securities Act relating to shares of its common stock reserved for issuance under the Company's employee benefit plans for a period of 180 days after the date of this Agreement.

5.       COSTS AND EXPENSES.

         The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Listing Fee of The Nasdaq Stock Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of the Directed Shares. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

         (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of McCutchen, Doyle, Brown & Enersen, LLP ("McCutchen"), counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                  (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; SQIS has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Company and SQIS is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and SQIS, taken as a whole; and all of the outstanding shares of capital stock of SQIS have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company; and, to the best of such counsel's knowledge, all of the outstanding shares of capital stock of SQIS are owned by the Company free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in SQIS are outstanding.

                  (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of the Company's common stock have been duly authorized; the outstanding shares of the Company's common stock have been duly authorized and validly issued and are fully paid and non-assessable; the outstanding shares of the Company's common stock have been issued in compliance with all applicable federal and state securities laws; the authorized capital stock of the Company and all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; the shares of common stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof.

                  (iii) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company, SQIS or SelectTech convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, SQIS or SelectTech and there are no outstanding or authorized options, warrants or rights of any character obligating any of the Company, SQIS or SelectTech to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company, SQIS or SelectTech or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company, SQIS or SelectTech to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any common stock or other securities of the Company, SQIS or SelectTech included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of common stock or other securities of the Company, SQIS or SelectTech.

                  (iv) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act.

                  (v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein).

                  (vi) The statements under the captions "Description of Capital Stock," "Shares Eligible for Future Sale," "Management," "Certain Transactions," and "Underwriting" in the Prospectus, and Items 14 and 15 of
Part II to the Registration Statement insofar as such statements constitute a summary of documents referred to therein or matters of law, accurately and fairly summarize in all material respects the information called for with respect to such documents and matters.

                  (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are no so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are accurately and fairly summarized in all material respects.

                  (viii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or SQIS except as set forth in the Prospectus.

                  (ix) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or SQIS is a party, or of the Certificate of Incorporation or Articles of Incorporation, as applicable, or By-Laws of the Company or SQIS or any order, rule or regulation applicable to the Company or SQIS of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or SQIS.

                  (x) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                  (xii) Neither the Company nor SQIS is, and neither will become, as a result of the consummation of the transactions contemplated by this Agreement and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

                  (xiii) The Merger Agreements have been duly authorized by all necessary action by the board of directors and stockholders of each of the parties thereto and have been duly executed and delivered by each of the parties thereto. The execution and delivery of the Merger Agreements and the consummation of the Merger did not contravene (i) any provision of applicable law, (ii) the Articles of Incorporation or By-laws of SQIS, (iii) the Articles of Incorporation or By-laws of SelectTech, (iv) the Certificate of Incorporation or By-laws of the Company, (v) the Articles of Incorporation or By-laws of SQAS (vi) any agreement or other instrument binding upon the Company, SelectTech or SQIS that is material to the Company, SelectTech or SQIS and that is set forth as an exhibit to the Registration Statement (vii) any judgment or decree of any governmental body, agency or court having jurisdiction over the Company, SelectTech or SQIS that is known to such counsel, except for any such contravention that would not have a material adverse effect on the condition (financial or otherwise), business, results of operation or prospects of the Company. No consent, approval, authorization or order of qualification with any governmental body or agency was required for the performance by the Company, SelectTech or SQIS of its obligations under the Merger Agreements except such as were obtained and except such consents, approvals, authorizations, orders or qualifications, which if not obtained, would not have a material adverse effect on the condition (financial or otherwise), business, results of operation or prospects of the Company and SQIS, taken as a whole. The Merger is effective under the laws of the State of California, the State of Delaware and the State of Nevada. Pursuant to the Merger Agreements, SQIS succeeded to all rights, privileges and obligations of SelectTech. The offer and sale of the securities issued in connection with the Merger were in compliance with the applicable federal and state securities laws. Neither the Merger Agreements nor the exchange of shares consummated in connection therewith (i) contravened, conflicted with or resulted in a material violation or breach of, or resulted in a default under, any provisions of any agreement or contract of SQIS, SelectTech, the Company or SQAS, except for any contravention, conflict, violation, breach or default which could not reasonably be expected to result in a material adverse effect on the Company and SQIS, taken as a whole; (ii) gave any person the right to (a) declare a default or exercise any remedy under any such agreement or contract, except where any such default or exercise of a remedy could not reasonably be expected to result in a material adverse effect on the Company and SQIS, taken as a whole, (b) accelerate the maturity or performance of any such agreement or contract, except where such acceleration could not reasonably be expected to result in a material adverse effect on the Company and SQIS, taken as a whole, or (c) cancel, terminate or modify any such contract, except where any such cancellation, termination or modification could not reasonably be expected to result in a material adverse effect on the Company and SQIS, taken as a whole; or (iii) resulted in the imposition or creation of any encumbrance upon or with respect to any of the shares of capital stock or the assets of the Company, SQIS or SelectTech, except where such encumbrance would not result in a material adverse effect on the Company and SQIS, taken as a whole.

         In rendering such opinion, McCutchen may rely as to matters governed other than by the laws of the State of California or the State of Delaware, or federal law, on local counsel in such jurisdictions, provided that in each case McCutchen shall state that it believes that it and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads it to believe that (i) the Registration Statement, at the time it became effective under the Securities Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Securities Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, McCutchen may state that its belief is based upon the procedures set forth therein, but is without independent check and verification.

         (c) The Representatives shall have received from Chapin Fleming McNitt Shea & Carter, special regulatory counsel to the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, to the effect that: (i) the Company and SQIS have all necessary authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications of and from all insurance regulatory authorities to conduct their businesses as described in the Registration Statement, or are subject to no material liability or disability by reason of the failure to have authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications; and neither the Company nor SQIS has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification is needed to be obtained by the Company or SQIS in any case where it could be reasonably expected that the failure to obtain such authorization, approval, order, consent, license, certificate, permit, registration or qualification or the limiting of such business would have a material adverse effect on the Company and SQIS, taken as a whole; (ii) to the best of such counsel's knowledge, each of the Company and SQIS is in compliance with the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to the Company or SQIS, and has filed all notices, reports, documents or other information required to be filed thereunder (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that it believes that both you and it are justified in relying upon such opinions and certificates); and (iii) the statements set forth in the Registration Statement addressing insurance licensing and regulatory issues, including without limitation, those under the caption ["Regulation"] and under the caption ["Risk Factors"], insofar as they purport to describe the laws and documents referred to therein, are accurate, complete and fair. Such counsel shall also state that although it does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (iii) of this Section 6(c), it has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date or the Option Closing Date, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date or Option Closing Date, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Closing Date or Option Closing Date, as the case may be, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date or Option Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and it does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         (d) The Representatives shall have received from Pillsbury Madison & Sutro LLP ("PM&S"), counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purposes of enabling it to pass upon such matters. In rendering such opinion PM&S may rely as to all matters governed other than by the laws of the State of California or the State of Delaware, or federal law, on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads it to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Securities Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Securities Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, PM&S may state that its belief is based upon the procedures set forth therein, but is without independent check and verification.

         (e) The Representatives shall have received at or prior to the Closing Date from PM&S a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities laws or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

         (f) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

         (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                  (i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                  (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                  (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Securities Act have been made;

                  (iv) He has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                  (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and SQIS, taken as a whole, or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and SQIS, taken as a whole, whether or not arising in the ordinary course of business.

         (h) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

         (i) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

         (j) The Lockup Agreements described in Section 4(j) are in full force and effect.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to PM&S, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.       INDEMNIFICATION.

         (a)      The Company agrees:

                  (i) To indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act , the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the
         Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof.

                  (ii) To reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

                  (iii) To indemnify and hold harmless Deutsche Banc, and each person, if any, who controls Deutsche Banc within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (a "Deutsche Banc Entity"), against any losses, claims, damages or liabilities to which Deutsche Banc or any Deutsche Banc Entity may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities
         (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any act or failure to act caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase or (iv) any alleged act or failure to act by Deutsche Banc or any Deutsche Banc Entity in connection with, or relating in any manner to, the Directed Share Program, other than any loss, claim, damage, liability or action that are finally judicially determined to have resulted from the bad faith or gross negligence of Deutsche Banc or a Deutsche Banc Entity.

                  (iv) To reimburse Deutsche Banc and each Deutsche Banc Entity upon demand for any legal or other out-of-pocket expenses reasonably incurred by Deutsche Banc or such Deutsche Banc Entity in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Directed Shares, whether or not

         Deutsche Banc or such Deutsche Banc Entity is a party to any action or proceeding. In the event that it is finally judicially determined that Deutsche Banc or any Deutsche Banc Entity was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, Deutsche Banc or any such Deutsche Banc Entity will promptly return all sums that had been advanced pursuant hereto.

         (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or 8(b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by Deutsche Banc in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a)(1), 8(a)(2) or 8(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless Deutsche Banc or a Deutsche Banc Entity under Section 8(a)(3) or (a)(4) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by Deutsche Banc or such Deutsche Banc Entity as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Deutsche Banc or the Deutsche Banc Entity on the other from the offering of the Directed Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then the Company shall contribute to such amount in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Deutsche Banc or the Deutsche Banc Entity on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Deutsche Banc or any Deutsche Banc Entity on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by Deutsche Banc or the Deutsche Banc Entity in connection therewith. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Deutsche Banc or the Deutsche Banc Entity on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, Deutsche Banc and each Deutsche Banc Entity agrees that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if Deutsche Banc and the Deutsche Banc Entities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by Deutsche Banc or a Deutsche Banc Entity as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by Deutsche Banc or such Deutsche Banc Entity in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this subsection (e), (i) neither Deutsche Banc nor any Deutsche Banc Entity shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Directed Shares purchased by Deutsche Banc or such Deutsche Banc Entity, and
(ii) neither Deutsche Banc nor any Deutsche Banc Entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 8.

9.       DEFAULT BY UNDERWRITERS.

         If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company) you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.      NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Banc Alex. Brown, One South Street, Baltimore, Maryland 21202, Attention:
Thomas W. Johnson; [with a copy to Deutsche Banc Incorporated, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: General Counsel; and] with a copy to Pillsbury Madison & Sutro LLP, 50 Fremont Street, San Francisco, California 94105, Attention: Michael J. Halloran, Esq.

11.      TERMINATION.

         (a) This Agreement may be terminated by you by notice to the Company at any time prior to the Closing Date if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and SQIS taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and SQIS taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's common stock by the Nasdaq Stock Market, the Commission, or any other governmental authority or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

         (b)      as provided in Sections 6 and 9 of this Agreement.

12.      SUCCESSORS.

         This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.      INFORMATION PROVIDED BY UNDERWRITERS.

         The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Securities Act and the information under the caption "Underwriting" in the Prospectus.

14.      MISCELLANEOUS.

         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        ZEBU, INC.



                                        By
                                           ------------------------------

                                        Name
                                             ----------------------------

                                        Title
                                              ---------------------------

The foregoing Equity Underwriting
Agreement is hereby confirmed and
accepted as of the date first above
written.

DEUTSCHE BANC SECURITIES INC.
U.S. BANCORP PIPER JAFFRAY INC.
COCHRAN, CARONIA SECURITIES LLC



------------------------------------
As Representatives of the several
Underwriters listed on Schedule I


By:  Deutsche Banc Securities Inc.



By:
    ---------------------------------
            Authorized Officer

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS




                                                  Number of Firm Shares to
Underwriter                                             be Purchased
------------                                            -------------
Deutsche Banc Securities Inc.
                                                   ---------------------------
U.S. Bancorp Piper Jaffray Inc.
                                                   ---------------------------
Cochran, Caronia Securities LLC
                                                   ---------------------------


         Total                                     ---------------------------



                                  SCHEDULE II

            SCHEDULE OF STOCKHOLDERS SUBJECT TO LOCK-UP AGREEMENTS

---------------------------------------- -------------------------------------
                 Name                              Number of Shares
                 ----                              ----------------
---------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------

---------------------------------------- -------------------------------------

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---------------------------------------- -------------------------------------

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
                                       -34-